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                                                                     EXHIBIT 4.1


                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this ____ day of __________, 1996, by and between HS Resources, Inc., a Delaware corporation (the "Company"); and Natural Gas Partners, L.P., a Delaware limited partnership (the "Shareholder").

         Background. The Company and Tide West Oil Company ("Tide West") are parties to that certain Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company is issuing to the shareholders of Tide West, including the Shareholder, shares of the Company's common stock, par value $.001 ("Common Stock").

         In consideration of the transactions effected pursuant to the Merger Agreement and the mutual covenants and agreements herein set forth, the parties to this Agreement hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

          1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the following respective meanings:

         Commission: The Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

         Exchange Act: The Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

         Person: A corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a trust or estate, an unincorporated organization, or a government or any department or agency thereof.

         Registrable Securities: (a) Any shares of Common Stock issued to the Shareholder under the terms of or in conjunction with the Merger Agreement, and
(b) any securities issued or issuable with respect to any Common Stock referred to in the foregoing clause by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that no shares of Common Stock issued or issuable to the Shareholder prior to the consummation of the transactions contemplated in the Merger Agreement shall be considered Registrable Securities. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (v) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (w) they shall become freely tradeable under Rule 144 under the Securities Act without limitation as to volume, (x) they shall have been transferred pursuant to Rule 144 or Rule 144A (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent
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disposition of them shall not require registration or qualification under the
Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstanding.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2 of this Agreement, including without limitation all registration, filing and listing or NASDAQ fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants (including without limitation the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), premiums and other costs of policies of insurance, if any, against liabilities arising out of the public offering of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, transfer taxes, if any, relating to the Registrable Securities being registered, and the fees and disbursements of any counsel retained by the holder or holders of the Registrable Securities being registered.

         Securities Act: The Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

         Shelf Registration:  As defined in Section 2.1 of this Agreement.

          2.       Registration under Securities Act

          2.1 Shelf Registration. The Company will prepare and file a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) with respect to the Registrable Securities (together with any subsequent "shelf" registration statement filed pursuant hereto, the "Shelf Registration"), and will use its best efforts to have the Shelf Registration declared effective on or before the first anniversary of the date hereof. The Company will pay all Registration Expenses in connection with the Shelf Registration. The Shelf Registration shall be kept continuously effective for a period ending not less than three years after the date hereof and thereafter until such time as the amount of Registrable Securities held by the Shareholder, together with the Shareholder's affiliates, represents less than 10 percent of the then outstanding Common Stock (the "Registration Period").

          2.2 Registration on Request. (a) Request. Upon the written request, made at any time during the period commencing on the first anniversary of the date hereof, and continuing throughout the Registration Period, of the holder or holders of not less than 50 percent of the Registrable Securities, that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Securities (provided that the Registrable Securities so requested to be registered represent not less than 50 percent of the Registrable Securities), and specifying the intended method of disposition thereof (including whether or not such disposition is intended to be effected as an underwritten offering), the Company will, within 15 days after the date of such written request, give written notice of such requested registration to all other





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holders of Registrable Securities and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

                          (i) the Registrable Securities which the Company has been so requested to register by the holder or holders submitting the request, and

                         (ii) all other Registrable Securities which the Company has been requested to register by the holder or holders thereof by written request given to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

         If any holder or holders of Registrable Securities requesting registration under this Section 2.2(a) shall specify that the intended method of disposition is to be an underwritten offering, such holder or holders shall consult with the Company concerning the feasibility of effecting such disposition as an underwritten offering. The Company shall use its best efforts to effect such disposition as an underwritten offering unless, after such consultation, the Company and such holder or holders shall agree not to pursue such method of disposition.

                   (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.2 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration that the inclusion of such other securities would not adversely affect such offering, and (ii) the requirements of Section 2.2(g) below are satisfied.

                   (c) Registration Statement Form. Registrations under this Section 2.2 shall be on such appropriate registration form of the Commission (i) for which the Company qualifies and which the Company's counsel (after consultation with counsel for the holders of Registrable Securities) deems appropriate, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration. The Company agrees to include in any such registration statement all information as to the holder or holders of the Registrable Securities being registered which such holder or holders shall reasonably request or which shall be required by applicable law.

                   (d) Expenses. Except as provided in Section 2.2(e) below, the Company will pay all Registration Expenses incurred in connection with any registration requested pursuant to this Section 2.2 which the Company is obligated to effect, whether or not such registration is effected.

                   (e) Effected Registration Statement. A registration requested pursuant to this Section 2.2 shall be deemed to have been effected
(i) if a registration statement with respect thereto has become effective, (ii) if the registration statement is withdrawn prior to its effectiveness pursuant to the request of all of the holders of Registrable Securities who have





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requested the inclusion in such registration statement of some or all of their
Registrable Securities, unless one or more of the holders of Registrable Securities have elected to pay (and shall actually have paid) the Registration Expenses relating thereto, (iii) if, after the registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and such stop order, injunction or other order or requirement results from any action or inaction of a holder or holders of Registrable Securities, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived and such conditions are not satisfied due to a failure by a holder of Registrable Securities to satisfy a condition required to be satisfied by such holder pursuant to the purchase agreement or underwriting agreement, unless one or more of the holders of Registrable Securities have elected to pay (and shall actually have paid) the Registration Expenses relating thereto.

                   (f) Selection of Underwriters. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holder or holders of a majority of the Registrable Securities to be so registered, subject to the approval of the Company, such approval not to be unreasonably withheld.

                   (g) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of Registrable Securities and other securities of the Company held by any other party requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the holder or holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, the Company will include in such registration all Registrable Securities requested to be included in such registration (unless the provisions of the following sentence apply) and will include in such registration other securities of the Company (including any securities proposed to be issued and sold by the Company) held by any other party only to the extent that the number of shares which the Company is advised can be so sold in (or during the time of) such offering exceeds the number of Registrable Securities to be included in such registration. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the holder or holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, the Company will include in such registration only Registrable Securities requested to be included in such registration and only to the extent of the number of shares which the Company is advised can be so sold in (or during the time of) such offering; the Registrable Securities to be included in such registration shall be taken up pro rata from the holder or holders of Registrable Securities requesting such registration on the basis of the percentage of Registrable Securities requested to be included in such registration.





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                   (h)     Limitation on Registrations.  The Company's
obligations under this Section 2.2 shall be limited to effecting two registrations, within the meaning of Section 2.2(e) above.

                   (i) Company's Right to Delay Registration. Notwithstanding the foregoing provisions of this Section 2.2, (i) the Company shall not be obligated to effect a registration pursuant to this Section 2.2 within a period of 120 days after the effective date of a registration statement previously filed as a result of a request pursuant to this Section 2.2; (ii) if the Company has issued and sold to the public, pursuant to a registration statement filed under the Securities Act, any of its securities within three months prior to the date of its receipt of a request for registration pursuant to this Section 2.2 and the Company's investment banker has advised the Company in writing that the registration of Registrable Securities would adversely affect the market for the Company's securities covered by such registration statement, the Company shall have the right to delay the requested registration of Registrable Securities for such period as the investment banker may so advise, but no more than 120 days after the date on which such request was made; and (iii) the Company shall be entitled to postpone for a reasonable period of time the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this
Section 2.2 if, at the time it receives a request for registration pursuant to this Section 2.2, the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates and promptly gives the holders of Registrable Securities written notice of such determination.

          2.3 Incidental Registration. (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than by a registration on Form S-8 or Form S-4 or any successor or similar form and other than pursuant to Section
2.1 or 2.2 of this Agreement), whether or not for sale for its own account, each such time it will give prompt written notice to all holders of Registrable Securities of its intention to do so, of the intended method of disposition, and of such holders' rights under this Section 2.3. Upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof, which can be by underwritten offering, even if such was not intended by the Company), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by a holder or holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason, after consultation with the holder or holders of Registrable Securities which have requested inclusion in such registration, not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each such holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or





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holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.2 above, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section
2.3 shall relieve the Company of its obligation to effect any registration under Section 2.1 above or upon request under Section 2.2 above. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.3.

                   (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 2.3 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of a holder or holders of Registrable Securities are not also to be included in such underwritten offering (because the Company has not been requested so to include such Registrable Securities pursuant to Section 2.5(b) below), and (iii) the managing underwriter of such underwritten offering shall inform the Company and the holder or holders of Registrable Securities requesting such registration in writing of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company shall include in such registration only securities proposed to be sold by the Company for its own account, Registrable Securities and securities having registration rights that are pari passu to those relating to the Registrable Securities (the "Pari Passu Securities"). If the registration was initiated by the Company without a registration having been requested, under Section 2.2 above, within the prior 120-day period, the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and Pari Passu Securities so proposed to be sold and so requested to be included in such registration (pro rata on the basis of the percentage of the securities of the Company, by number of shares, requested to be included in the registration by the holder or holders of such Registrable Securities and Pari Passu Securities) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. If, however, the registration was initiated by the Company within 120 days of a requested registration and is in response thereto or in lieu thereof, then the Company shall include in the registration all Registrable Securities requested to be included in such registration and shall decrease the number of securities proposed to be sold by the Company and to be included in such registration to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. Notwithstanding the foregoing, if the registration was initiated at the request of any holders of Pari Passu Securities (the "Initiating Pari Passu Securities"), the holders of the Initiating Pari Passu Securities may include all securities proposed to be sold by such holders and the Company shall (i) decrease the number of securities proposed by the Company to be sold for its own account to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter and (ii) if such decrease is still not sufficient, decrease the number of Registrable Securities and Pari Passu Securities not held by holders of Initiating Pari Passu Securities ("Non-Initiating Pari Passu Securities") so proposed to be sold and so requested to be included in such registration (pro rata on the basis of the percentage of the securities of the Company, by number of shares, requested to be included in the registration by the holder or holders of such Registrable Securities and Non-





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Initiating Pari Passu Securities) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

          2.4 Registration Procedures. Whenever the Company is required to effect, or to use its best efforts to effect, the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, 2.2 or 2.3 above, the Company will, as expeditiously as possible:

                          (a) with respect to the registration of Registrable Securities under the Securities Act as provided in Section 2.2 or 2.3 above, prepare and (as soon thereafter as possible or in any event no later than 90 days after the end of the period within which requests for registration may be given to the Company or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                          (b) prepare and file with the Commission such amendments and supplements to the requisite registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement, but in no event for a period which would exceed 180 days from the date on which the registration statement became effective; provided, however, the Shelf Registration shall be kept effective for the time period set forth in Section 2.1 above;

                          (c)   furnish to each seller of Registrable
         Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                          (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to either qualify generally to do business as a foreign corporation, or subject itself to taxation in any jurisdiction wherein it would not, but for the requirements of this subparagraph
         (d), be obligated to be so qualified or subject to taxation or to consent to





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         general service of process in any such jurisdiction or to any material restrictions on the conduct of its business, or any restrictions on payments to any of its shareholders;

                          (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                          (f)   furnish to each seller of Registrable
         Securities a signed counterpart, addressed to such seller (and the underwriters, if any) of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement) reasonably satisfactory in form and substance to such seller, and (ii) a "comfort letter," dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such holder (or the underwriters, if any) may reasonably request;

                          (g) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an historical earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least five business days prior to the filing thereof a copy





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         of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;

                          (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                          (j) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.4(g) above, (i) such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by said Section 2.4(g), (ii) such holder will promptly deliver copies of such supplemented or amended prospectus to each purchaser or potential purchaser to whom such holder had delivered the initial prospectus, and (iii) if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         Each holder of Registrable Securities further agrees that, prior to any disposition of Registrable Securities pursuant to the Shelf Registration, such holder shall give written notice of the desired disposition to the Company, including the anticipated date thereof, and such holder shall not effect such disposition until such holder either (i) has received from the Company copies of a supplemented or amended prospectus as contemplated in
Section 2.4(g) above, or (ii) has been advised in writing by the Company that the use of the applicable prospectus is appropriate and has received copies of any previous amendments or supplements thereto.

          2.5 Underwritten Offerings. (a) Requested Underwritten Offerings. If an offering requested by holders of Registrable Securities pursuant to Section 2.2 above is to be underwritten, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type. The holder or holders of Registrable Securities requesting registration will reasonably cooperate with the Company in the negotiation of the underwriting agreement, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The holder or holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting





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agreement and any necessary or appropriate custody agreements, shall execute appropriate powers of attorney, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holder or holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holder or holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

                   (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act, as contemplated by Section 2.3 above, and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in said Section
2.3 and subject to the provisions of this Section 2.5(b), arrange for such underwriters to include all of the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. In the event that the managing underwriter of any underwritten offering shall inform the Company and the holder or holders of Registrable Securities requesting the inclusion of their securities in such offering in writing of its belief that the number of securities requested to be sold in such offering exceeds the number which can be sold in such offering, then the Company shall include in such offering only securities proposed to be sold by the Company for its own account and Registrable Securities and Pari Passu Securities. If the registration was initiated by the Company without registration having been requested, under Section 2.2 above, within the prior 120-day period, the Company may include in such offering all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and Pari Passu Securities so proposed to be sold and so requested to be included in such offering (pro rata on the basis of the percentage of the securities, by number of shares, of the Company requested to be included in the offering by the holder or holders of such Registrable Securities and Pari Passu Securities) to the extent necessary to reduce the number of securities to be included in such offering to the level recommended by the managing underwriter. If, however, the registration was initiated by the Company within 120 days of a requested registration and is in response thereto or in lieu thereof, then the Company shall include in the registration all Registrable Securities requested to be included in such registration and shall decrease the number of securities proposed to be sold by the Company and to be included in such registration to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. Notwithstanding the foregoing, if the registration was initiated at the request of any holders of Initiating Pari Passu Securities, the holders of the Initiating Pari Passu Securities may include all securities proposed to be sold by such holders and the Company shall (i) decrease the number of securities proposed by the Company to be sold for its own account to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter and (ii) if such decrease is still not sufficient, decrease the number of Registrable Securities and Non-Initiating Pari Passu Securities so proposed to be sold and so requested to be included in such registration (pro rata on the basis of the percentage of the securities of the Company, by number of shares, requested to be included in the registration by the holder or holders of such Registrable Securities and Non-Initiating Pari Passu Securities) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. The holder or holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any necessary or appropriate custody agreements, shall execute appropriate powers of attorney, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holder or holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holder or holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

          2.6 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holder or holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.7 Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors, officers, representatives and agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, representative, agent, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, representative, agent, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in the preparation thereof; and provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, representative, agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

                   (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.4 above, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7(a) above) the Company, each director, officer, representative and agent of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, representative, agent, or controlling Person and shall survive the transfer of such securities by such seller.

                   (c) Notices of Claims and Procedures. Promptly after receipt by an indemnified Person of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.7(a) or (b) above, such indemnified Person will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified Person to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.7(a) or (b) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified Person, unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified Person and such indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying party to such indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified Person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified Person's reasonable judgment a conflict of interest does or may exist in respect of such claim, the indemnified Person or Persons shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified Person or Persons, in which case the indemnifying party shall bear the costs of such defense. No indemnifying party shall, without the consent of the indemnified Person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability with respect to such claim or litigation and otherwise in form and substance satisfactory to the indemnified Person. The indemnifying party shall not be required to indemnify any indemnified Person against any settlement or judgment which is consented to by an indemnified Person without the consent of the indemnifying party.

                   (d) Other Indemnification. Indemnification similar to that specified in Sections 2.7(a), (b) and (c) above (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                   (e) Indemnification Payments. The indemnification required by this Section 2.7 shall be made by prompt payments of the amounts thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                   (f) Contribution. If any of the indemnification provisions provided for in this Section 2.7 are determined to be unenforceable or unavailable to an indemnified Person in respect of any claim or action, then each indemnifying party, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such claims in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified Person from the registration statement, but also the relative fault of the indemnified Person and the indemnifying party in connection with the statements or omissions which resulted in such claim or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified Person and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with investigating or defending any action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          2.8 Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares which would materially adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

          3. Rules 144 and 144A. The Company represents and warrants to the Shareholder that it has filed registration statements pursuant to the requirements of Section 12 of the Exchange Act and/or pursuant to the requirements of the Securities Act, and has filed the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder. The Company will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of a majority of the Registrable Securities at the time outstanding; provided, however, if such amendment, action or omission to act would adversely affect the right of any holder of Registrable Securities, no consent thereto shall be effective without the concurrence of each holder who would be adversely affected thereby. Each holder of Registrable Securities at the time or thereafter outstanding shall be bound by a consent authorized by this
Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

          5. Notices. All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand or transmitted by telegram, facsimile or by similar means, on the first day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the third day following the day when deposited in the U.S. mail, registered or certified (postage prepaid), addressed (a) if to the Shareholder, at the address set forth in the stock records of the Company, or such address as the Shareholder shall have furnished to the Company in writing, or (b) if to the Company, to HS Resources, Inc., One Maritime Plaza, 15th Fl., San Francisco, CA 94111, Attn:
Chief Executive Officer, telephone: (415) 433-5795; facsimile: (415) 433-5811, with a copy to HS Resources, Inc., 1999 Broadway, Suite 3600, Denver, CO 80202, Attn: General Counsel, telephone: (303) 296-3600, facsimile: (303) 296-3601, or such other address, or to the attention of such other Person or Persons, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

          6. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this

Agreement which are for the benefit of the Shareholder shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

          7. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          8. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws.

          9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          10. Other Registration Rights. The Company shall not at any time grant registration rights to any holder of shares of Common Stock which are more favorable to such holder, in terms of priority in registration, than the rights set forth in this Agreement.

          11. Legend. The stock certificate representing Registrable Securities shall have the following legend:

                   "The shares represented by this Certificate are subject to a Registration Rights Agreement dated ___________, 1996, between HS Resources, Inc. (the "Company") and Natural Gas Partners, L.P. A copy of such agreement is on file at the Company's principal place of business and a copy will be provided to the holder hereof at no cost upon written request to the corporate secretary of the Company."




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                                      -15-

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or have caused this Agreement to be executed and delivered by their respective duly authorized officers, on the date first above written.

"COMPANY"                                      "Shareholder"

HS Resources, Inc.                             Natural Gas Partners, L.P.
                                               By: G.F.W. Energy, L.P.
                                               its General Partner



By:                                            By:
   -----------------------------------            ------------------------------
    Name:                                          R. Gamble Baldwin
          ----------------------------             General Partner
    Title:
           ---------------------------





                                      -16-